EXHIBIT 10.2

EMPLOYMENT CONTRACT

By and between the undersigned

The Company DARAMIC SAS (Société par Actions Simplifiée)

With a capital of 10,065,000 Euros

Registered in the « Registre de Commerce » in Colmar, France under the number B 392 391 728 000 20

Code NAF: 2229A,

Located at 25 rue Westrich, 67600 SELESTAT, France

With Social Security contributions paid under the number 162 172 137 13001 to the URSSAF, located at 16 rue Contades, 67307 SCHILTIGHEIM, France

Acting through its authorized representative Isabelle Goldin, Human Resources Manager DARAMIC SAS, Sélestat

Hereinafter referred to as “the Company”

On the one part,

And

Mr. Pierre Hauswald

Born on May 15th, 1953 in Sainte-Marie-aux-Mines (France)

French Nationality

Residing at 7, rue Saint-Urbain

F 67650, Dieffenthal

On the other part

And after stating that:

Term and conditions

It is recalled that Mr. Pierre Hauswald joined the company Daramic SAS (previously WR Grace) on June 22nd, 1987, as Production Manager, status Cadre, coefficient 550.

Mr. Pierre Hauswald grew within the company to become Site Manager, then Manufacturing Director and VP Manufacturing for the whole Daramic Group.

Mr. Pierre Hauswald has been then expatriated in the USA, as VP General Manager.

This contract’s goal is to confirm the transfer of Mr. Pierre Hauswald to Daramic SAS as Director of Development and Industrialization of New Products, from January 1st, 2012.

The company Daramic SAS guarantees of course to Mr. Pierre Hauswald his rights arising from his seniority since he first joined the company June 22, 1987.

Mr. Pierre Hauswald indeed exercised his professional activity to Daramic SAS, and then on behalf of Polypore since the date of hiring without discontinuity in exercising various functions for the needs of the company Daramic SAS and the Group both in France and abroad.

Duration of Contract

This contract is concluded for an indefinite period.

In view of Mr. Pierre Hauswald seniority in the group, it is expected no probationary period.

Functions

Mr. Pierre Hauswald’s function in the company will be Director of Development and Industrialization of New Products, corresponding to the following conventional qualification:

•      Status “Cadre Dirigeant”

•      Coefficient 940

Place of work

As information, it is stated that Mr. Pierre Hauswald will exercise its functions on the site of Daramic SAS located at Sélestat (67-France).

The practice of his mission may nevertheless lead to professional travels, including abroad.

Compensation

In consideration of his work, Mr. Pierre Hauswald will perceive a gross monthly pay of 11,420.00 Euros (eleven thousand four hundred twenty Euros).

Annual gross remuneration of Mr. Pierre Hauswald is set to 148,460.00 Euros (one hundred forty eight thousand Euros four hundred sixty), payable in thirteen monthly installments.

This remuneration is a lump sum because it corresponds to the exercise of executive function that Mr. Pierre Hauswald must lead to a successful outcome.

This compensation is a function of the accomplishment of Mr. Pierre Hauswald’s tasks and the results obtained.

It is indeed said that in his qualification as Executive, Mr. Pierre Hauswald enjoys a large autonomy in the organization of its activity and is responsible for his missions and responsibilities. This leads him to take initiatives with a wide freedom of organization.

Mr. Pierre Hauswald is eligible:

•      To the system of variable remuneration established by Polypore for executives (Polypore Incentive Plan) with a target of 50% of the gross annual salary

•      To the stock options or any other incentive program given to the senior leaders of Polypore.

For information, Mr. Pierre Hauswald is also President of the company Daramic SAS and paid from January 2012 1st, an amount of 60,000 Euros gross annual.

Absences

Mr. Pierre Hauswald shall immediately notify the Company of all absence whatever the reason.

Mr. Pierre Hauswald undertakes to provide a medical certificate or other appropriate justification for his absence within 48 hours.

Mr. Pierre Hauswald undertakes to inform the management regularly of his health status.

In the case of extended absence from work, Mr. Pierre Hauswald must send at the same time the medical certificate justifying it.

Paid Holidays

Mr. Pierre Hauswald shall have the right to paid holidays foreseen by the Articles L.3141-1 of “Code du Travail” and in accordance with the collective bargaining agreement applicable to the Company.

Notice period

The parties may terminate this contract under the conditions laid down by legal or conventional provisions in force.

Professional obligations

Mr. Pierre Hauswald agrees to observe all instructions and work instructions as may be given and the utmost discretion in all matters concerning the activities of the company.

Mr. Pierre Hauswald undertakes to maintain, in the strict way, the utmost discretion in all of the information that he could collect on occasion of its functions or the fact of his presence in the company to third parties and employees of the company.

This duty of discretion will remain even after the end of this agreement regardless of the cause.

Mr. Pierre Hauswald recognizes that all documents available are and remain the exclusive property of the company Daramic SAS and Polypore, as well as all the documents prepared by his care for business professional.

Mr. Pierre Hauswald formally undertakes to disclose none of the plans, studies, designs, projects, achievements, studied in the company in the group, or on behalf of clients of the company, or to the company itself, expressing in this regard bound by the professional secrecy. The same is true of the information, results, etc., arising from work carried out in the business or found in the clients.

This obligation of secrecy will remain even after the end of this agreement regardless of the cause.

Accordingly, Mr. Pierre Hauswald undertakes to render any document at any time, upon the first request on the part of the company Daramic SAS.

Mr. Pierre Hauswald shall inform the company without delay any amendment subsequent to its commitment which could happen in his civil status, family status, address, etc.

Items not covered in this contract will be settled by applying the legal rules and the national collective agreement referred to in this agreement, as long as it remains applicable as mandatory.

Collective Agreement and Regulation

This contract is governed by the laws and regulations, as well as by the provisions of the Collective Agreement currently in force within the company.

Matters not provided for in this contract shall be settled by application of legal rules and the National Collective agreement.

Subject to a change of activity or any other event that would lead them into question, the provisions currently in force are those provided by the Plastics Industry Collective Agreement.

In case of any discrepancy in the execution or interpretation of these clauses, the parties agree to attempt to resolve amicably any disputes that may arise between them.

Business Expenses

Business expenses that may be incurred by Mr. Pierre Hauswald under the instructions of the Company will be reimbursed in accordance with established procedures.

Social Protection

Mr. Pierre Hauswald will benefit from existing social systems within the company.

For information, these plans are:

•                  Régime de retraite complémentaire affiliated to MALAKOFF-MEDERIC (Irec, Capimmec) 15 avenue du Centre Guyancourt — 78281 St Quentin en Yvelines

•                  Régime de prévoyance affiliated to MALAKOFF-MEDERIC (Urrpimmec) 15 avenue du Centre Guyancourt — 78281 St Quentin en Yvelines

•                  Pension plan contributions defined by membership in the FEDERATION continental - additional group GENERALI 11 boulevard Haussmann - 75311 Paris for contract “Framework” n ° 312 497 Article 83

Done in Selestat, April the 1st, 2011

In three originals, one for each party and one for Polypore.

For the Company	For the Employee

/s/ Isabelle Goldin	/s/ Pierre Hauswald
Isabelle Goldin	Pierre Hauswald

(read and approved, signature)	(read and approved, signature)